CONSENT OF INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-71179) of our report dated August 19, 1999 for the year ended June 30, 1999, included in the Form 10-KSB of MedCom USA, Inc. (f/k/a Sims Communications, Inc.) for the year ended June 30, 1999.


                                           Ehrhardt Keefe Steiner & Hottman PC

March 8, 2000
Denver, Colorado